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                                                                  EXHIBIT 10.12

                                 MEDIRISK, INC.
                         EMPLOYEE SHAREHOLDER AGREEMENT

     THIS EMPLOYEE SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into this ____ day of July, 1994, by and among MEDIRISK, INC., a Florida corporation (the "Company"), Mark A. Kaiser, a Georgia resident, Louise H. Cumming, a Georgia resident, Lois E. Rickard, a Georgia resident, Karen D. Knosher, a Georgia resident, and Penelope S. O'Hara, a Georgia resident (hereinafter referred to individually as the "Shareholder" and collectively as the "Shareholders").
                                  WITNESSETH:

     The Shareholders currently are the holders of the following number of shares of Series A Common Stock, $1.00 par value per share (the "Common Stock") of the Company:


     Name                     Number of Shares
     ----                     ----------------
     Mark A. Kaiser               180,000

     Louise H. Cumming             15,000

     Lois E. Rickard               13,000

     Karen D. Knosher               9,000

     Penelope S. O'Hara             2,000

     The Shareholders have agreed to enter into this Agreement in connection with the purchase of the Shares pursuant to those certain Subscription Agreements dated July ___, 1994 (the "Subscription Agreements").

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                     I.  RESTRICTIONS ON TRANSFER OF SHARES

     1.1 Restrictions on Transfers. In addition to restrictions on transfer imposed by applicable federal or state securities laws or contained in the Articles of Incorporation or By-laws of the Company, no Shareholder shall pledge, mortgage or otherwise encumber any shares of Common Stock purchased by them pursuant to the Subscription


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Agreements, or subsequently acquired by them (whether by exercise of options or otherwise) (all such shares of Common Stock now or hereafter acquired being referred to as the "Shares"), and no Shareholder shall sell, transfer, assign or otherwise dispose of (a "Transfer") any interest in any Shares except pursuant to the provisions of Article II hereof, or pursuant to a Public Sale (as defined herein). Each Shareholder agrees not to consummate any such Transfer (other than a Public Sale) until 10 days after the delivery to the Company of an Offer Notice (as defined below), unless the parties to the Transfer have been finally determined pursuant to Article II prior to the expiration of such 10-day period (the "Election Period").

     1.2 Public Sale. For the purposes of this Agreement, the term "Public Sale" shall mean any sale of any Shares to the public pursuant to an offering registered under the Securities Act of 1933, as amended from time to time (the "Securities Act"), or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.


                          II.  RIGHT OF FIRST REFUSAL


     2.1 First Offer Right. At least 10 days prior to making any transfer (other than a Public Sale) of any Shares, the transferring Shareholder (the "Transferring Shareholder") will deliver a written notice (the "Offer Notice") to the Company. The Offer Notice will disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of Shares to be transferred and the proposed terms and conditions of the Transfer. The Company may elect to purchase some or all of the Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder as soon as practical but in any event within ten (10) days after the delivery of the Offer Notice. If the Company has elected to purchase Shares from the Transferring Shareholder, the transfer of such Shares will be consummated as soon as practical after the delivery of the election notice, but in any event within 20 days after the expiration of the Election Period. To the extent that the Company has not elected to purchase all of the Shares being offered, the Transferring Shareholder may, within 90 days after the expiration of the Election Period, transfer such Shares to the transferees identified in the Offer Notice at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee(s) than offered to the Company in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

     2.2 Permitted Transfers. The restrictions contained in this Article II shall not apply with respect to any Transfer (i) in the case of an individual, to or among such Shareholder's Family Group (as defined below), or (ii) in the case of an entity, to or among its Affiliates (as defined below) (collectively referred to herein as "Permitted

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Transferees"); provided, that the restrictions contained in this Article II shall continue to be applicable to the Shares after any such Transfer; and provided further that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Shares so transferred. "Family Group" means an individual's spouse and lineal descendants and any trust or other fiduciary solely for the benefit of such individual and/or such individual's spouse and/or lineal descendants. "Affiliate" of a Person means any other Person controlling, controlled by or under common control with such Person.

     2.3 Termination of Restrictions. The restrictions on the transfer of Shares set forth in this Article II will continue with respect to each Share (including Shares sold to a transferee other than the Company pursuant to Section 2.1) until the date on which such Shares have been transferred in a Public Sale.


                              III.  MISCELLANEOUS

     3.1 Specific Performance. In any action or proceeding for specific enforcement of the provisions of this Agreement, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such person will not urge the claim or defense that such remedy at law exists. The provisions of this Section 3.1 shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

     3.2 Notices. All notices, designations, consents, offers, acceptances or any other communications provided for in this Agreement shall be given in writing by personal delivery or by registered or certified mail or by nationally recognized overnight delivery service (such as Federal Express) requesting confirmation of delivery, and shall be deemed effective when sent. Any such matters shall be addressed, in the case of the Company, to its principal office, and in the case of a Shareholder to his or her residence address or such other address as may be designated by such person.

     3.3 Separability of Provisions. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, then the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be impaired in any way.

     3.4 Amendments. No change, amendment, or modification of this Agreement shall be valid unless it is in writing and signed by all the parties hereto.


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     3.5 Legend on Stock Certificates.  All certificates representing the
Shares will be surrendered to the Company and endorsed (in addition to any other applicable endorsements or legends) substantially as follows:

         "The shares represented by this certificate are subject to the terms of a Shareholder Agreement dated the ____ day of July, 1994, among the Company and certain holders of its Common Stock, a copy of which is on file in the office of the Company. No transfer or encumbrance of the shares represented hereby may be made except in accordance with such Agreement."

After endorsement, the certificates shall be returned to the Shareholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such Common Stock. All certificates for Common Stock hereafter newly issued or transferred shall bear the same endorsement.

     3.6 Waivers. Nothing contained in this Agreement shall prevent the waiver of the provisions of this Agreement by the parties hereto. No party to this Agreement, however, shall be deemed to have waived any of its rights under this Agreement unless such waiver shall be in writing and signed by such party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

     3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     3.8 Benefits. All of the terms, covenants, agreements and conditions contained in this Agreement shall be binding upon and inure to the benefit of all of the parties and their respective heirs, executors, administrators successors, and assigns.

     3.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     3.10 Conflict with Bylaws. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Company's Bylaws, the terms and provisions of this Agreement shall control.

     3.11 Gender. In this Agreement the masculine or neuter gender shall be construed to mean the masculine, feminine or neuter gender, as appropriate.

     3.12 Applicability of Laws. Any transfer of Common Stock made pursuant to and in accordance with the terms of this Agreement will be subject to applicable state and federal securities and other laws, notwithstanding its permissibility under this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  MEDIRISK, INC.


                                  By: /s/ Mark A. Kaiser
                                     -------------------------------------
                                     Mark A. Kaiser, Chairman of the Board
                                     and Chief Executive Officer

Attest: /s/ Lois Rickard
       ----------------------------
       Title:  Secretary
             ----------------------

[CORPORATE SEAL]

                                        SHAREHOLDERS:



                                       /s/ Mark A. Kaiser       (SEAL)
                                     ---------------------------
Witness:

 /s/
- -------------------------------

                                      /s/ Louise H. Cumming     (SEAL)
                                     ---------------------------
Witness:

 /s/
- -------------------------------

                                      /s/ Lois B. Rickard       (SEAL)
                                     ---------------------------
Witness:

 /s/
- -------------------------------

                                      /s/ Karen D. Knosher      (SEAL)
                                     ---------------------------
Witness:

 /s/
- -------------------------------

                                      /s/ Penelope S. O'Hara    (SEAL)
                                     ---------------------------

Witness:

 /s/
- -------------------------------


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